Teucrium Commodity Trust - 8-K

Exhibit 99.1

TEUCRIUM TRADING, LLC — INDEX TO ANNUAL FINANCIAL STATEMENTS

Report of Independent Certified Public Accountants	2
Combined Statements of Financial Condition	3
Combined Statements of Operations	4
Combined Statements of Changes in Members’ Equity	5
Combined Statements of Cash Flows	6
Notes to Combined Financial Statements	7

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Executive Committee and Members of

Teucrium Trading, LLC

We have audited the accompanying combined financial statements of Teucrium Trading, LLC (a Delaware limited liability company) and Affiliate, which comprise the combined statements of financial condition as of December 31, 2016 and 2015, and the related combined statements of operations, changes in members’ equity, and cash flows for each of the three years in the period ended December 31, 2016, and the related notes to the financial statements.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Teucrium Trading, LLC and Affiliate as of December 31, 2016 and 2015, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2016 in accordance with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

New York, New York

April 7, 2017

2

Teucrium Trading, LLC and Affiliate

COMBINED STATEMENTS OF FINANCIAL CONDITION

	December 31, 2016	December 31, 2015
Assets

Cash and cash equivalents	$145,622,478	$92,850,274
Restricted cash	151,684	307,683
Interest receivable	708	776
Other assets	27,225	723,540
Equity in trading accounts:
Commodity futures contracts	542,647	380,231
Collateral, due from broker	13,782,616	11,790,423
Total equity in trading accounts	14,325,263	12,170,654
Total assets	$160,127,358	$106,052,927

LIABILITIES AND MEMBERS’ EQUITY
Liabilities

Accrued expenses	$357,783	$490,171
Other liabilities	15,916	8,147
Equity in trading accounts:
Commodity futures contracts	5,725,955	6,071,676
Total equity in trading accounts	5,725,955	6,071,676
Total liabilities	6,099,654	6,569,994

Members’ equity subject to conversion or redemption rights	2,600,000	2,600,000

Members’ equity
Teucrium Trading, LLC members’ deficit	(2,528,778)	(2,717,849)
Noncontrolling interests	153,956,482	99,600,782
Total members’ equity	154,027,704	99,482,933

Total liabilities and members’ equity	$160,127,358	$106,052,927

The accompanying notes are an integral part of these combined financial statements.

Teucrium Trading, LLC and Affiliate

COMBINED STATEMENTS OF OPERATIONS

	Year ended	Year ended	Year ended
	December 31, 2016	December 31, 2015	December 31, 2014
Income
Realized and unrealized loss on trading of commodity futures contracts:
Realized loss on commodity futures contracts	$(16,163,531)	$(15,729,142)	$(14,566,828)
Net change in unrealized appreciation or depreciation on commodity futures contracts	508,136	(7,378,689)	7,476,470
Interest and other income	726,354	222,359	48,318
Total loss	(14,929,041)	(22,885,472)	(7,042,040)

Expenses
Professional fees	1,641,905	1,118,972	1,149,800
Salaries, wages and benefits	622,886	351,628	368,354
Business permits and licenses	106,464	89,285	170,510
General and administrative	298,196	325,511	278,954
Distribution and marketing	1,846,104	1,629,364	1,510,141
Custodian’s fees and expenses	336,108	763,068	176,535
Interest expense	—	17,027	37,716
Brokerage commissions	160,345	71,854	171,560
Other expenses	107,208	64,451	91,139
Total expenses	5,119,216	4,431,160	3,954,710

Net loss	(20,048,257)	(27,316,632)	(10,996,750)

Net loss attributable to noncontrolling interests	(20,238,546)	(27,321,983)	(11,596,329)

Net income attributable to Teucrium Trading, LLC	$190,289	$5,351	$599,579

The accompanying notes are an integral part of these combined financial statements.

Teucrium Trading, LLC and Affiliate

COMBINED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

For the period January 1, 2014 through December 31, 2016

	Class A	Class B-1	Class B-2			Members’
	Equity	Equity	Equity		Noncontrolling	Equity
	Total	Total	Total	Subtotal	Interest	Equity Total
Balances, December 31, 2013	$(1,270,841)	$(1,884,665)	$(127,084)	$(3,282,590)	$64,866,210	$61,583,620
Purchase of Fund Units by Noncontrolling Interests	—	—	—	—	194,483,531	194,483,531
Redemption of Fund Units by Noncontrolling Interests	—	—	—	—	(102,411,535)	(102,411,535)
Change in Cost of Shares of the Underlying Funds and Realized gain on the Underlying Funds	—	—	—	—	9,395	9,395
Net income (loss) – January 1, 2014 through December 31, 2014	419,705	142,401	37,473	599,579	(11,596,329)	(10,996,750)
Balances, December 31, 2014	(851,136)	(1,742,264)	(89,611)	(2,683,011)	145,351,272	142,668,261
Distribution to Members	(30,360)	(7,585)	(2,249)	(40,194)	—	(40,194)
Purchase of Fund Units by Noncontrolling Interests	—	—	—	—	32,803,944	32,803,944
Redemption of Fund Units by Noncontrolling Interests	—	—	—	—	(51,232,764)	(51,232,764)
Change in Cost of Shares of the Underlying Funds and Realized gain on the Underlying Funds	—	—	—	—	318	318
Net income (loss) – January 1, 2015 through December 31, 2015	3,745	1,284	322	5,351	(27,321,983)	(27,316,632)
Balances, December 31, 2015	(877,751)	(1,748,565)	(91,538)	(2,717,854)	99,600,787	96,882,933
Distribution to Members	(795)	—	(423)	(1,218)	—	(1,218)
Purchase of Fund Units by Noncontrolling Interests	—	—	—	—	121,278,251	121,278,251
Redemption of Fund Units by Noncontrolling Interests	—	—	—	—	(46,688,821)	(46,688,821)
Change in Cost of Shares of the Underlying Funds and Realized gain on the Underlying Funds	—	—	—	—	4,816	4,816
Net income (loss) – January 1, 2016 through December 31, 2016	133,202	41,864	15,223	190,289	(20,238,546)	(20,048,257)
Balances, December 31, 2016	$(745,344)	$(1,706,701)	$(76,738)	$(2,528,783)	$153,956,487	$151,427,704

The accompanying notes are an integral part of these combined financial statements.

Teucrium Trading, LLC and Affiliate

COMBINED STATEMENTS OF CASH FLOWS

	Year ended	Year ended	Year ended
	December 31, 2016	December 31, 2015	December 31, 2014
Cash flows from operating activities
Net loss	$(20,048,257)	$(27,316,632)	$(10,996,750)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Net change in unrealized appreciation or depreciation on commodity futures contracts	(508,136)	7,378,689	(7,476,470)
Changes to operating assets and liabilities
Collateral, due from brokers	(1,922,193)	(8,824,417)	8,802,314
Interest receivable	67	9,219	(5,895)
Restricted cash	155,999	(307,683)	—
Other assets	696,315	(130,640)	(210,028)
Accrued expenses	(132,388)	199,508	(376,536)
Collateral, due to broker	—	(60,805)	(36,797)
Other liabilities	7,769	(130,759)	83,297
Interest Payable	—	(10,473)	(6,283)
Net cash used in operating activities	(21,820,824)	(29,193,993)	(10,223,148)

Cash flows from financing activities
Repayment of short term debt	—	(250,000)	(150,000)
Distribution to shareholders	(1,218)	(40,194)	—
Cost of shares of the Underlying Funds of Teucrium Agricultural Fund	4,816	318	9,395
Purchase of units by noncontrolling interests	121,278,251	32,803,944	194,483,531
Redemption of units by noncontrolling interests	(46,688,821)	(53,228,949)	(100,415,350)
Net cash (used in) provided by financing activities	74,593,028	(20,714,881)	93,927,576

Net change in cash and cash equivalents	52,772,204	(49,908,874)	83,704,428

Cash and cash equivalents, beginning of year	92,850,274	142,759,148	59,054,720
Cash and cash equivalents, end of year	$145,622,478	$92,850,274	$142,759,148

The accompanying notes are an integral part of these combined financial statements.

NOTES TO COMBINED FINANCIAL STATEMENTS

Note 1 — Organization and Operation

Teucrium Trading, LLC, a Delaware limited liability company, was formed on July 28, 2009 and began operations on September 1, 2009. The principal office is located at 232 Hidden Lake Road, Brattleboro, Vermont 05301. Teucrium Trading, LLC is registered as a commodity pool operator (“CPO”) with the Commodity Futures Trading Commission (“CFTC”) and became a member of the National Futures Association (“NFA”) on November 10, 2009. Teucrium Trading, LLC serves as the Sponsor (“Sponsor”) for the Funds and has the power to enter into agreements as may be necessary or appropriate for the offer and sale of the Funds’ units and the conduct of the Trust’s activities.

The Sponsor is solely responsible for the management and conducts or directs the conduct of the business of the Teucrium Commodity Trust (the “Trust”), a Delaware statutory trust, and any other series of the Trust that may from time to time be established and designated by the Sponsor. Each series is referred to herein as a “Fund” and collectively as the “Funds.” The Funds issue common units representing fractional undivided beneficial interests in separate series of the Trust, called “Shares.” Each such series constitutes a separate commodity pool. As of December 31, 2016, the following constitute the series of the Trust: the Teucrium Corn Fund (“CORN”), the Teucrium Sugar Fund (“CANE”), the Teucrium Soybean Fund (“SOYB”), the Teucrium Wheat Fund (“WEAT”), and the Teucrium Agricultural Fund (“TAGS”). The Trust and the Funds operate pursuant to the Trust’s Second Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”).

Two additional series, the Teucrium Natural Gas Fund (“NAGS”) and the Teucrium WTI Crude Oil Fund (“CRUD”) commenced operations in 2011; however, on December 18, 2014 CRUD and NAGS ceased trading on the NYSE Arca and the Sponsor liquidated all commodity futures contracts held by these funds. All positions were sold through an exchange to unrelated parties. On December 22, 2014 the Bank of New York Mellon, acting as the administrator and custodian, proceeded to distribute cash to all shareholders in an amount equal to each shareholder’s pro rata interest in the respective fund. There were zero assets and liabilities as of December 31, 2014. The Form 15 was filed with the SEC on January 9, 2015.

On June 5, 2010, the initial Form S-1 for CORN was declared effective by the U.S. Securities and Exchange Commission (“SEC”). On June 8, 2010, four Creation Baskets for CORN were issued representing 200,000 shares and $5,000,000. CORN began trading on the New York Stock Exchange (“NYSE”) Arca on June 9, 2010. The current registration statement for CORN was declared effective by the SEC on April 29, 2016.

On June 17, 2011, the initial Forms S-1 for CANE, SOYB, and WEAT were declared effective by the SEC. On September 16, 2011, two Creation Baskets were issued for each Fund, representing 100,000 shares and $2,500,000, for CANE, SOYB, and WEAT. On September 19, 2011, CANE, SOYB, and WEAT started trading on the NYSE Arca. The current registration statements for CANE and SOYB were declared effective by the SEC on June 30, 2014. The current registration statement for WEAT was declared effective on July 15, 2016. This registration statement for WEAT registered an additional 24,050,000 shares.

On February 10, 2012, the Form S-1 for TAGS was declared effective by the SEC. On March 27, 2012, six Creation Baskets for TAGS were issued representing 300,000 shares and $15,000,000. TAGS began trading on the NYSE Arca on March 28, 2012. The current registration statement for TAGS was declared effective by the SEC on April 30, 2015.

The Sponsor is required to oversee the purchase and sale of Shares by Authorized Purchasers (firms that purchase or redeem Creation Baskets or Redemption Baskets, respectively, from or to the Funds), and to manage the Funds’ investments, including to evaluate the credit risk of futures commission merchants and swap counterparties and to review daily positions and margin/collateral requirements.

Note 2 — Liquidation of Funds

On December 18, 2014 CRUD and NAGS, both series of the Trust, ceased trading on the NYSE Arca and the Sponsor liquidated all commodity futures contracts held by these funds. All positions were sold through an exchange to unrelated parties. On December 22, 2014, the Bank of New York Mellon, acting as the administrator and custodian, proceeded to distribute cash to all shareholders in an amount equal to each shareholder’s pro rata interest in the respective fund. During 2014, CRUD had $728,663 in subscriptions and $2,008,553 in redemptions, including the shares redeemed as part of the liquidation. During 2014, NAGS had $576,142 in subscriptions and $2,311,504 in redemptions, including the shares redeemed as part of the liquidation. There were zero assets and liabilities as of December 31, 2014. The Form 15 was filed with the SEC on January 9, 2015.

The following summarized financial information presents the results of operations for NAGS and other data for all periods presented, which have been included in continuing operations for all years presented.

Year ended
December 31, 2014
Total Loss	$(16,003)
Total Expenses	$131,501
Total Expenses, net	$21,890
Net Loss	$(37,893)

The following summarized financial information presents the results of operations for CRUD and other data for all periods presented, which have been included in continuing operations for all years presented.

Year ended
December 31, 2014
Total Loss	$(734,326)
Total Expenses	$166,176
Total Expenses, net	$34,852
Net Loss	$(769,178)

Note 3 — Summary of Significant Accounting Policies

Basis of Presentation

The combined financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”) as detailed in the Financial Accounting Standards Board’s Accounting Standards Codification.

The Sponsor has elected to present combined financial statement for the Trust and Sponsor, under ASC 810, as the Sponsor is the entity that controls the operations of the Trust. There is no other entity, single shareholder or group of shareholders that has a controlling ownership interest in the Funds that are a series of the Trust or which would consolidate the Trust as the primary beneficiary. The Sponsor does not have any significant variable interest in the Trust.

The financial statements for the year ended December 31, 2014, include the operations of NAGS and CRUD through the termination of operations on December 21, 2014.

Principles of Combination

The combined financial statements include the Sponsor and the Trust (the Sponsor and the Trust together, the “Company”). All material inter-company transactions and balances have been eliminated in the combination. The combined financial statements of the Company also include the noncontrolling interests of the unit holders in the Funds.

Noncontrolling Interests

The combined financial statements of the Company include the noncontrolling interests of the unit holders in the Funds. Net income and loss is allocated between the Sponsor and the noncontrolling interests based on their respective relative ownership interest in the Funds.

Reclassifications

Certain amounts in prior periods have been reclassified to conform to current period presentation.

Revenue Recognition

Commodity futures contracts are recorded on the trade date. All such transactions are recorded on the identified cost basis and marked to market daily. Unrealized appreciation or depreciation on commodity futures contracts are reflected in the statements of operations as the difference between the original contract amount and the fair market value as of the last business day of the year or as of the last date of the combined financial statements. Changes in the appreciation or depreciation between periods are reflected in the statements of operations. Interest on cash equivalents and deposits with the Futures Commission Merchant are recognized on the accrual basis. The Funds earn interest on its assets denominated in U.S. dollars on deposit with the Futures Commission Merchant. In addition, the Funds earn interest on funds held at the custodian at prevailing market rates for such investments.

Brokerage Commissions

Brokerage commissions on all open commodity futures contracts are accrued on the trade date and on a full-turn basis.

Creations and Redemptions

Authorized Purchasers may purchase Creation Baskets from each Fund. The amount of the proceeds required to purchase a Creation Basket will be equal to the NAV of the shares in the Creation Basket determined as of 4:00 p.m. New York time on the day the order to create the basket is properly received.

Authorized Purchasers may redeem shares from each Fund only in blocks of shares called “Redemption Baskets.” The amount of the redemption proceeds for a Redemption Basket will be equal to the NAV of the shares in the Redemption Basket determined as of 4:00 p.m. New York time on the day the order to redeem the basket is properly received.

Each Fund receives or pays the proceeds from shares sold or redeemed within three business days after the trade date of the purchase or redemption. The amounts due from Authorized Purchasers are reflected in the statements of assets and liabilities as receivable for shares sold. Amounts payable to Authorized Purchasers upon redemption are reflected in the statements of assets and liabilities as payable for shares redeemed.

There are a minimum number of baskets and associated shares specified for each Fund in the respective most recent Form S-1 amendments or supplements. Once the minimum number of baskets is reached, there can be no more redemptions until there has been a creation basket. These minimum levels are as follows:

CORN: 50,000 shares representing 2 baskets

SOYB: 50,000 shares representing 2 baskets

CANE: 50,000 shares representing 2 baskets

WEAT: 50,000 shares representing 2 baskets

TAGS: 50,000 shares representing 2 baskets (at minimum level as of December 31, 2016, 2015 and 2014)

Use of Estimates

The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Sponsor, as a limited liability company is considered a pass through entity for federal tax purposes. The Trust, as a Delaware statutory trust, is considered a trust for federal tax purposes and is, thus, a pass through entity. For tax purposes, the Funds will be treated as partnerships. Therefore, none of these entities, the Sponsor, the Trust or the Funds, record a provision for income taxes because the shareholders report their share of a Fund’s income or loss on their income tax returns.

However, in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 740-10, “Accounting for Uncertainty in Income Taxes,” the Company is required to determine whether a tax position is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The Company files income tax returns in the U.S. federal jurisdiction, and may file income tax returns in various U.S. states and foreign jurisdictions. The Company is subject to income tax examinations by major taxing authorities for all tax years since inception. The tax benefit recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. De-recognition of a tax benefit previously recognized results in the Company recording a tax liability that reduces net assets. Based on their analysis, the Company has determined that they have not incurred any liability for unrecognized tax benefits as of and for the years ended December 31, 2016, 2015, 2014 and 2013. However, the Company’s conclusions regarding this policy may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analysis of and changes to tax laws, regulations, and interpretations thereof.

The Company recognizes interest accrued related to unrecognized tax benefits and penalties related to unrecognized tax benefits in income tax fees payable, if assessed. No interest expense or penalties have been recognized as of and for the years ended December 31, 2016, 2015, 2014 and 2013.

The Company may be subject to potential examination by U.S. federal, U.S. state, or foreign jurisdictional authorities in the area of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions, and compliance with U.S. federal, U.S. state and foreign tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Offering Costs

The Company expenses all initial offering costs associated with the registration of the Funds. Costs include, but are not limited to, legal fees pertaining to the Funds’ units offered for sale, SEC and state registration fees, initial fees paid to be listed on an exchange, underwriting and other similar costs. The initial offering and organization costs incurred to start the Funds were borne by the Sponsor and were not charged to the Funds.

Cash and Cash Equivalents

Cash equivalents are highly-liquid investments with maturity dates of 90 days or less when acquired. The Trust reported its cash equivalents in the combined statements of assets and liabilities at market value, or at carrying amounts that approximate fair value, because of their highly-liquid nature and short-term maturities. The Company has the balance of its assets on deposit with banks. The Company had a balance of $1,619,714 and $2,741,423 in money market funds at December 31, 2016 and December 31, 2015, respectively; these balances are included in cash and cash equivalents on the combined statements of financial condition. Effective in the second quarter 2015, the Company invested a portion of the available cash in alternative demand-deposit savings accounts, which is classified as cash and not as cash equivalents. The Company had a balance of $144,053,066 in demand-deposit savings accounts on December 31, 2016. This change resulted in a reduction in the balance held in money market funds. Assets deposited with the bank may, at times, exceed federally insured limits.

Restricted Cash

On August 17, 2015 (the “Conversion Date”), U.S. Bank N.A. replaced The Bank of New York Mellon as the Custodian for the Funds. Per the amended agreement between the Sponsor and The Bank of New York Mellon dated August 14, 2015, certain cash amounts for each Fund, except in the case of TAGS, are to remain at The Bank of New York Mellon until amounts for services and early termination fees are paid. The amended agreement allows for payments for such amounts owed to be made through December 31, 2017. Cash balances that are held in custody at The Bank of New York Mellon under this amended agreement are reflected on the combined statements of financial condition of the Company as restricted cash.

Due from/to Broker

The amount recorded by the Trust for the amount due from and to the clearing broker includes, but is not limited to, cash held by the broker, amounts payable to the clearing broker related to open transactions and payables for commodities futures accounts liquidating to an equity balance on the clearing broker’s records.

Margin is the minimum amount of funds that must be deposited by a commodity interest trader with the trader’s broker to initiate and maintain an open position in futures contracts. A margin deposit acts to assure the trader’s performance of the futures contracts purchased or sold. Futures contracts are customarily bought and sold on initial margin that represents a very small percentage of the aggregate purchase or sales price of the contract. Because of such low margin requirements, price fluctuations occurring in the futures markets may create profits and losses that, in relation to the amount invested, are greater than are customary in other forms of investment or speculation. As discussed below, adverse price changes in the futures contract may result in margin requirements that greatly exceed the initial margin. In addition, the amount of margin required in connection with a particular futures contract is set from time to time by the exchange on which the contract is traded and may be modified from time to time by the exchange during the term of the contract. Brokerage firms, such as the Funds’ clearing brokers, carrying accounts for traders in commodity interest contracts generally require higher amounts of margin as a matter of policy to further protect themselves. Over-the-counter trading generally involves the extension of credit between counterparties, so the counterparties may agree to require the posting of collateral by one or both parties to address credit exposure.

When a trader purchases an option, there is no margin requirement; however, the option premium must be paid in full. When a trader sells an option, on the other hand, he or she is required to deposit margin in an amount determined by the margin requirements established for the underlying interest and, in addition, an amount substantially equal to the current premium for the option. The margin requirements imposed on the selling of options, although adjusted to reflect the probability that out-of-the-money options will not be exercised, can in fact be higher than those imposed in dealing in the futures markets directly. Complicated margin requirements apply to spreads and conversions, which are complex trading strategies in which a trader acquires a mixture of options positions and positions in the underlying interest.

Ongoing or “maintenance” margin requirements are computed each day by a trader’s clearing broker. When the market value of a particular open futures contract changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the broker. If the margin call is not met within a reasonable time, the broker may close out the trader’s position. With respect to the Funds’ trading, the Funds (and not their shareholders personally) are subject to margin calls.

Finally, many major U.S. exchanges have passed certain cross margining arrangements involving procedures pursuant to which the futures and options positions held in an account would, in the case of some accounts, be aggregated, and margin requirements would be assessed on a portfolio basis, measuring the total risk of the combined positions.

Payable/Receivable for Securities Purchased/Sold

Due from/to broker for investments in securities are securities transactions pending settlement. The Trust and the Funds are subject to credit risk to the extent any broker with whom it conducts business is unable to fulfill contractual obligations on its behalf. The management of the Trust and the Funds monitors the financial condition of such brokers and does not anticipate any losses from these counterparties. Since the inception of the Fund, the principal broker through which the Trust and TAGS clear securities transactions for TAGS is the Bank of New York Mellon Capital Markets.

Shares of the Underlying Funds Held by the Teucrium Agricultural Fund (TAGS)

The investment objective of TAGS is to have the daily changes in percentage terms of the Net Asset Value (“NAV”) of its common units (“Shares”) reflect the daily changes in percentage terms of a weighted average (the “Underlying Fund Average”) of the NAVs per share of four other commodity pools that are series of the Trust and are sponsored by the Sponsor: the Teucrium Corn Fund, the Teucrium Wheat Fund, the Teucrium Soybean Fund and the Teucrium Sugar Fund (collectively, the “Underlying Funds”). The Underlying Fund Average will have a weighting of 25% to each Underlying Fund, and the Fund’s assets will be rebalanced, generally on a daily basis, to maintain the approximate 25% allocation to each Underlying Fund.

Given the investment objective of TAGS as described above, TAGS will buy, sell and hold, as part of its normal operations, shares of the four Underlying Funds. The Trust eliminates the shares of the other series of the Trust owned by the Teucrium Agricultural Fund from its combined statements of assets and liabilities. The Trust eliminates the net change in unrealized appreciation or depreciation on securities owned by the Teucrium Agricultural Fund from its combined statements of operations. The Trust’s combined statements of changes in net assets presents a net presentation of the purchases and sales of the Underlying Funds of TAGS and a gross presentation on the combined statements of cash flows.

Fair Value - Definition and Hierarchy

In accordance with U.S. GAAP, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date.

In determining fair value, the Company uses various valuation approaches. In accordance with U.S. GAAP, a fair value hierarchy for inputs is used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are those that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs reflect the Company’s assumptions about the inputs market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The fair value hierarchy is categorized into three levels based on the inputs as follows:

Level 1 - Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Valuation adjustments and block discounts are not applied to Level 1 futures contracts held by CORN, SOYB, CANE and WEAT, the securities of the Underlying Funds held by TAGS, and any other securities held by any Fund, together referenced throughout this filing as “financial instruments.” Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities does not entail a significant degree of judgment.

Level 2 - Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

Level 3 - Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The availability of valuation techniques and observable inputs can vary from financial instrument to financial instrument and is affected by a wide variety of factors including, the type of financial instrument, whether the financial instrument is new and not yet established in the marketplace, and other characteristics particular to the transaction. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Those estimated values do not necessarily represent the amounts that may be ultimately realized due to the occurrence of future circumstances that cannot be reasonably determined. Because of the inherent uncertainty of valuation, those estimated values may be materially higher or lower than the values that would have been used had a ready market for the financial instruments existed. Accordingly, the degree of judgment exercised by the Fund in determining fair value is greatest for financial instruments categorized in Level 3. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy, within which the fair value measurement in its entirety falls, is determined based on the lowest level input that is significant to the fair value measurement.

Fair value is a market-based measure considered from the perspective of a market participant rather than an entity-specific measure. Therefore, even when market assumptions are not readily available, the Company’s own assumptions are set to reflect those that market participants would use in pricing the asset or liability at the measurement date. The Company uses prices and inputs that are current as of the measurement date, including periods of market dislocation. In periods of market dislocation, the observability of prices and inputs may be reduced for many financial instruments. This condition could cause a financial instrument to be reclassified to a lower level within the fair value hierarchy. For instance, when Corn Futures Contracts on the Chicago Board of Trade (“CBOT”) are not actively trading due to a “limit-up” or ‘limit-down” condition, meaning that the change in the Corn Futures Contracts has exceeded the limits established, the Company and the Fund will revert to alternative verifiable sources of valuation of its assets. When such a situation exists on a quarter close, the Sponsor will calculate the NAV on a particular day using the Level 1 valuation, but will later recalculate the NAV for the impacted Fund based upon the valuation inputs from these alternative verifiable sources (Level 2 or Level 3) and will report such NAV in its applicable financial statements and reports.

On December 31, 2016 and 2015, in the opinion of the Trust, the reported value at the close of the market for each commodity contract fairly reflected the value of the futures and no alternative valuations were required. The determination is made as of the settlement of the futures contracts on the last day of trading for the reporting period. In making the determination of a Level 1 or Level 2 transfer, the Funds consider the average volume of the specific underlying futures contracts traded on the relevant exchange for the years being reported.

For the year ended December 31, 2016, the Funds did not have any significant transfers between any of the levels of the fair value hierarchy.

For the quarter ended June 30, 2015, Wheat Futures Contracts traded on the CBOT due to settle on December 14, 2016 (the “DEC16 Wheat Contracts”) did not, in the opinion of the Trust and WEAT, trade in an actively traded futures market as defined in the policy of the Trust and WEAT for the entire period during which they were held. Accordingly, the Trust and WEAT classified these as a Level 2 asset, The DEC16 Wheat Contracts were, in the opinion of the Trust and WEAT, fairly valued at settlement on June 30, 2015. The value of the contracts were $1,178,088, the balance transferred back to a Level 1 asset for the quarter ended September 30, 2015 as shown in Note 4.

The Funds, the Trust and the Sponsor record their derivative activities at fair value. Gains and losses from derivative contracts are included in the statements of operations. Derivative contracts include futures contracts related to commodity prices. Futures, which are listed on a national securities exchange, such as the CBOT and the ICE, or reported on another national market, are generally categorized in Level 1 of the fair value hierarchy. OTC derivatives contracts (such as forward and swap contracts), which may be valued using models, depending on whether significant inputs are observable or unobservable, are categorized in Levels 2 or 3 of the fair value hierarchy.

Investments in the securities of the Underlying Funds are freely traded and listed on the NYSE Arca. These investments are valued at the NAV of the Underlying Fund as of the valuation date as calculated by the administrator based on the exchange-quoted prices of the commodity futures contracts held by the Underlying Fund.

Expenses

Expenses are recorded using the accrual method of accounting.

New Accounting Pronouncements

The Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-19, “Technical Corrections and Improvements”. The amendments in this update represent changes to clarify, correct errors, or make minor improvements to the Accounting Standards Codification. The amendments make the Accounting Standards Codification easier to understand and easier to apply by eliminating inconsistencies and providing clarifications. The amendments are effective for fiscal years, and interim periods with those fiscal years, for all entities beginning after December 15, 2016. The adoption did not have a material impact on the financial statements and disclosures of the Sponsor, Trust or the Funds.

The FASB issued ASU 2016-18, “Statement of Cash Flows (Topic 230)”. The amendments in this update require that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The amendments are effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. This update is not expected to have a material impact on the financial statements and disclosures of the Sponsor, Trust or the Funds. The Company believes there will be a change in presentation of restricted cash on the statements of cash flows for the Company, the Trust and Funds.

The FASB issued ASU 2016-17, “Consolidation (Topic 810): Interests Held through Related Parties That are under Common Control”. The amendments in this update alters how a decision maker needs to consider indirect interests in a variable interest entity (VIE) held through an entity under common control. The new guidance amends ASU 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis, issued in February 2015. The amendments are effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. The adoption did not have a material impact on the financial statements and disclosures of the Sponsor, Trust or the Fund.

The FASB issued ASU 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments”. The amendments provide cash flow statement classification guidance. The amendments in this update are effective for fiscal years beginning after December 15, 2017. The Sponsor, Trust and the Funds are currently evaluating the impact on the financial statements and disclosures. The Sponsor, Trust and the Funds do not expect to adopt the guidance until the effective date.

The FASB issued ASU 2014-09 in May 2014, “Revenue from Contracts with Customers (Topic 606),” which replaces the revenue recognition requirements of “Revenue Recognition (Topic 605).” This ASU is based on the principle that revenue is recognized to depict the transfer of goods and services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This ASU provides new and more detailed guidance on specific topics and expands and improves disclosures about revenue. In August 2015, the FASB issued ASU 2015-14 which defers the effective date of ASU 2014-09 by one year to fiscal years beginning after December 15, 2017. ASU 2015-14 also permits early adoption of ASU 2014-09, but not before the original effective date, which was for fiscal years beginning after December 15, 2016. The Sponsor records revenue from the advisory fees received from the Funds. The Sponsor is currently evaluating and will continue to evaluate the nature of these advisory fees in light of current and forthcoming guidance on this topic. The Trust and the Funds record income or loss from the recognition and measurement of futures contracts and from interest income under Subtopic 825-10. Revenue from financial instruments which are valued under Subtopic 825 will not be subject to the application of ASU 2014-09 and 2015-14. Therefore, these standards will not apply or have a material impact on the financial statements and disclosures of the Trust or the Funds. The Company believes that given the guidance and its evaluation to date, the impact on the combined financial statements of the Company should not be material.

The FASB issued ASU 2016-11, “Revenue Recognition (Topic 605) and Derivatives and Hedging (Topic 815): Rescission of SEC Guidance Because of Accounting Standards Updates 2014-09 and 2014-16 Pursuant to Staff Announcements at the March 3, 2016 EITF Meeting”. The amendments make targeted improvements to clarify the principal versus agent assessment and are intended to make the guidance more operable and lead to more consistent application. The Trust and the Funds record income or loss from the recognition and measurement of futures contracts and from interest income under Subtopic 825-10. Revenue from financial instruments which are valued under Subtopic 825 will not be subject to the application of ASU 2016-11. Therefore, this standard will not apply or have a material impact on the financial statements and disclosures of the Trust or the Funds. The Company believes that given the guidance and its evaluation to date, the impact on the combined financial statements of the Company should not be material.

The FASB issued ASU 2016-02, “Leases (Topic 842).” The amendments in this update increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. The amendments in this update are effective for fiscal years beginning after December 15, 2018. This update is not expected to have a material impact on the financial statements and disclosures of the Sponsor, Trust or the Funds.

The FASB issued ASU 2016-01, “Financial Instruments-Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities.” The amendments in this update are intended to improve the recognitions measurement and disclosure of financial instruments. The amendments to this update are effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. These amendments are required to be applied prospectively. The Trust and the Fund are currently evaluating the impact on the financial statements and disclosures; but based on our review to date we do not expect the update will have a material impact on the financial statements and disclosures of the Sponsor, Trust or the Funds.

The FASB issued ASU 2015-10, “Technical Corrections and Improvements.” The amendments in this update represent changes to clarify the Codification, correct unintended application of guidance, or make minor improvements to the Codification that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities. The amendments are effective for fiscal years beginning after December 15, 2015. The adoption did not have a material impact on the financial statements and disclosures of the Sponsor, Trust or the Funds.

The FASB issued ASU 2015-07, “Fair Value Measurement (Topic 820): Disclosures for Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent).” The ASU amends ASC 820 to create a practical expedient to measure the fair value of investments in certain entities that do not have a quoted market price but calculate net asset value per share or its equivalent. In addition, the amendments to ASC 820 provide guidance on classifying investments that are measured using the practical expedient in the fair value hierarchy and require specific disclosures for eligible investments, regardless of whether the practical expedient has been applied. The amendments in this Update are effective for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. These amendments are required to be applied retrospectively to all periods presented. The adoption did not have a material impact on the financial statements and disclosures of the Sponsor, Trust or the Funds.

The FASB issued ASU 2015-06, “Earnings per Share (Topic 260): Effects on Historical Earnings per Unit of Master Limited Partnership Dropdown Transactions.” The amendments specify how earnings (losses) of a transferred business before the date of a dropdown transaction should be allocated to the various interest holders in a master limited partnership for purposes of calculating earning per unit under the two-class method. The amendments to this update are effective for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. The amendments are required to be applied retrospectively for all periods presented. The adoption did not have a material impact on the financial statements and disclosures of the Sponsor, Trust or the Funds.

The FASB issued ASU 2015-02, “Consolidation (Topic 810): Amendments to the Consolidation Analysis.” The amendments are intended to improve targeted areas of consolidation guidance for legal entities such as limited partnerships, limited liability corporations, and securitization structures. The amendments to this update are effective for periods beginning after December 15, 2015. These amendments are required to be applied retrospectively for all periods presented. The adoption did not have a material impact on the financial statements and disclosures of the Sponsor, Trust or the Funds.

The FASB issued ASU 2014-15, “Presentation of Financial Statements – Going Concern (Topic 205): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern.” The amendments are intended to define management’s responsibilities to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and the organization’s responsibility to provide related disclosures. The update is effective for periods ending after December 15, 2016. The adoption did not have a material impact on the financial statements of the Sponsor or the Company.

The FASB issued ASU 2014-08, “Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity.” The amendments in this update change the requirements for reporting discontinued operations in Subtopic 2015-20. A significant provision of ASU 2014-08 calls for reporting as discontinued operations only those disposals that represent a strategic shift or have a major impact on the entity’s financial results and operations. The Company elected to early adopt this ASU for the year ended December 31, 2014, the adoption did not have a significant impact on the financial statements and disclosures of the Sponsor, Trust or Funds.

Liquidity

At December 31, 2016, the Sponsor has cash and cash equivalents of $299,214, exclusive of those of the Trust, and a receivable for the December 2016 management fee from the Trust of $129,201 which was received in January 2017.

In addition, the Sponsor, as sponsor for the Trust, has the ability to pay certain fees on behalf of the Funds or waive management fees at its discretion. In 2016, there were $838,015 of expenses waived by the Sponsor. These amounts in 2016 were permanently waived and no reimbursement will be sought from the Funds.

As discussed in the section entitled “Restricted Cash” above, there was, at December 31, 2016, a balance of $151,684 to held at the Bank of New York Mellon (“BNYM”).  This amount was equal to the amount owed by the Company to the BNYM as a result of the termination of the agreement with BNYM.  The Company has until December 2017 to pay this balance in its entirety.

The amounts waived by the Sponsor were $980,683 in 2015 and $640,328 in 2014.  The amounts waived in 2015 and 2014 were permanently waived and no recovery was sought in future periods.

For the year ended December 31, 2013, there were $590,000 of expenses recorded in the financial statements of the Sponsor which were subject to reimbursement by the Funds in 2014. At that time, the Sponsor had determined that recovery of the expense amounts was not probable. For the year ended December 31, 2014, asset growth and other changes experienced by certain Funds enabled the Sponsor to claim reimbursement of $379,753 from those Funds. The remainder of the amount was permanently waived and no further reimbursement will be sought.

Management of the Sponsor believes that its cash resources in addition to the anticipated cash to be provided by the current operations and management of the Trust, will be sufficient to meet its current obligations and fund its operations to at least one year after the date of this filing, which is April 7, 2018.

Note 4 — Fair Value Measurements

The Company’s assets and liabilities recorded at fair value have been categorized based upon a fair value hierarchy as described in the Company’s significant accounting policies in Note 3. The following table presents information about the Company’s assets and liabilities measured at fair value as of December 31, 2016 and December 31, 2015:

December 31, 2016

				Balance as of
Assets:	Level 1	Level 2	Level 3	December 31, 2016
Cash equivalents	$1,412,423	$—	$—	$1,412,423
Commodity futures contracts
Soybean futures contracts	357,500	—	—	357,500
Sugar futures contracts	185,147	—	—	185,147
Total	$1,955,070	$—	$—	$1,955,070

				Balance as of
Liabilities:	Level 1	Level 2	Level 3	December 31, 2016
Commodity futures contracts
Corn futures contracts	$1,460,800	$—	$—	$1,460,800
Soybean futures contracts	12,025	—	—	12,025
Sugar futures contracts	331,542	—	—	331,542
Wheat futures contracts	3,921,588	—	—	3,921,588
Total	$5,725,955	$—	$—	$5,725,955

December 31, 2015

				Balance as of
Assets:	Level 1	Level 2	Level 3	December 31, 2015
Cash equivalents	$2,539,641	$—	$—	$2,539,641
Commodity futures contracts
Soybean futures contracts	16,175	—	—	16,175
Sugar futures contracts	364,056	—	—	364,056
Total	$2,919,872	$—	$—	$2,919,872

				Balance as of
Liabilities:	Level 1	Level 2	Level 3	December 31, 2015
Commodity futures contracts
Corn futures contracts	$3,908,550	$—	$—	$3,908,550
Soybean futures contracts	238,662	—	—	238,662
Wheat futures contracts	1,924,464	—	—	1,924,464
Total	$6,071,676	$—	$—	$6,071,676

14

For the period from January 1, 2016 through December 31, 2016, the Funds did not have any significant transfers between any of the levels of the fair value hierarchy.

Transfers into and out of each level of the fair value hierarchy for the DEC16 Wheat Contracts, for the period from January 1, 2015 through December 31, 2015 were as follows:

	Transfers	Transfers	Transfers	Transfers	Transfers	Transfers
	into	out of	into	out of	into	out of
	Level 1	Level 1	Level 2	Level 2	Level 3	Level 3
Assets (at fair value)
Derivative contracts
Wheat future contracts	$1,178,088	$1,178,088	$1,178,088	$1,178,088	$—	$—

See the Fair Value - Definition and Hierarchy section in Note 4 above for an explanation of the transfers into and out of each level of the fair value hierarchy.

Note 5 — Derivative Instruments and Hedging Activities

In the normal course of business, the Funds utilize derivative contracts in connection with their proprietary trading activities.  Investments in derivative contracts are subject to additional risks that can result in a loss of all or part of an investment.  The Funds’ derivative activities and exposure to derivative contracts are classified by the following primary underlying risks: interest rate, credit, commodity price, and equity price risks.  In addition to its primary underlying risks, the Funds are also subject to additional counterparty risk due to inability of their counterparties to meet the terms of their contracts. For the years ended December 31, 2016 and 2015, the Funds invested only in commodity futures contracts specifically related to each Fund.

Futures Contracts

The Funds are subject to commodity price risk in the normal course of pursuing their investment objectives. A futures contract represents a commitment for the future purchase or sale of an asset at a specified price on a specified date.

The purchase and sale of futures contracts requires margin deposits with a FCM. Subsequent payments (variation margin) are made or received by each Fund each day, depending on the daily fluctuations in the value of the contract, and are recorded as unrealized gains or losses by each Fund. Futures contracts may reduce the Funds’ exposure to counterparty risk since futures contracts are exchange-traded; and the exchange’s clearinghouse, as the counterparty to all exchange-traded futures, guarantees the futures against default.

The Commodity Exchange Act requires an FCM to segregate all customer transactions and assets from the FCM’s proprietary activities. A customer’s cash and other equity deposited with an FCM are considered commingled with all other customer funds subject to the FCM’s segregation requirements. In the event of an FCM’s insolvency, recovery may be limited to each Fund’s pro rata share of segregated customer funds available. It is possible that the recovery amount could be less than the total of cash and other equity deposited.

The following table discloses information about offsetting assets and liabilities presented in the combined statements of financial condition to enable users of these financial statements to evaluate the effect or potential effect of netting arrangements for recognized assets and liabilities. These recognized assets and liabilities are presented as defined in FASB ASU No. 2011-11 “Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities” and subsequently clarified in FASB ASU 2013-01 “Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities.”

The following table also identifies the fair value amounts of derivative instruments included in the combined statements of financial condition as derivative contracts, categorized by primary underlying risk and held by the FCM, ED&F Man as of December 31, 2016 and 2015.

	(i)	(ii)	(iii) = (i) – (ii)	(iv)		(v) = (iii) – (iv)

Gross Amount Not Offset in the
Statement of Assets and Liabilities
		Gross Amount	Net Amount
		Offset in the	Presented in the	Futures
	Gross Amount	Statement of	Statement of	Contracts
	of Recognized	Assets and	Assets and	Available for	Collateral, Due
Description	Assets	Liabilities	Liabilities	Offset	to Broker	Net Amount
Commodity price
Soybean futures contracts	$357,500	$—	$357,500	$12,025	$—	$345,475
Sugar futures contracts	185,147	—	185,147	185,147	—	—

15

Offsetting of Financial Liabilities and Derivative Liabilities as of December 31, 2016

	(i)	(ii)	(iii) = (i) – (ii)	(iv)		(v) = (iii) – (iv)

				Gross Amount Not Offset in the
				Statement of Assets and Liabilities
		Gross Amount	Net Amount
		Offset in the	Presented in the	Futures
	Gross Amount	Statement of	Statement of	Contracts
	of Recognized	Assets and	Assets and	Available for	Collateral, Due
Description	Liabilities	Liabilities	Liabilities	Offset	from Broker	Net Amount
Commodity price
Corn futures contracts	$1,460,800	$—	$1,460,800	$—	$1,460,800	$—
Soybean futures contracts	12,025	—	12,025	12,025	—	—
Sugar futures contracts	331,542	—	331,542	185,147	146,395	—
Wheat futures contracts	3,921,588	—	3,921,588	—	3,921,588	—

Offsetting of Financial Assets and Derivative Assets as of December 31, 2015

	(i)	(ii)	(iii) = (i) – (ii)	(iv)		(v) = (iii) – (iv)

Gross Amount Not Offset in the
Statement of Assets and Liabilities
		Gross Amount	Net Amount
		Offset in the	Presented in the	Futures
	Gross Amount	Statement of	Statement of	Contracts
	of Recognized	Assets and	Assets and	Available for	Collateral, Due
Description	Assets	Liabilities	Liabilities	Offset	to Broker	Net Amount
Commodity price
Soybean futures contracts	$16,175	$—	$16,175	$16,175	$—	$—
Sugar futures contracts	364,056	—	364,056	—	—	364,056

Offsetting of Financial Liabilities and Derivative Liabilities as of December 31, 2015

	(i)	(ii)	(iii) = (i) – (ii)	(iv)		(v) = (iii) – (iv)

				Gross Amount Not Offset in the
				Statement of Assets and Liabilities
		Gross Amount	Net Amount
		Offset in the	Presented in the	Futures
	Gross Amount	Statement of	Statement of	Contracts
	of Recognized	Assets and	Assets and	Available for	Collateral, Due
Description	Liabilities	Liabilities	Liabilities	Offset	from Broker	Net Amount
Commodity price
Corn futures contracts	$3,908,550	$—	$3,908,550	$—	$3,908,550	$—
Soybean futures contracts	238,662	—	238,662	16,175	222,487	—
Wheat futures contracts	1,924,464	—	1,924,464	—	1,924,464	—

The following is a summary of realized and net change in unrealized gains (losses) of the derivative instruments utilized by the Trust:

Year ended December 31, 2016

		Net Change in Unrealized
	Realized (Loss) Gain on	Appreciation or Depreciation on
Primary Underlying Risk	Commodity Futures Contracts	Commodity Futures Contacts
Commodity price
Corn futures contracts	$(9,438,913)	$2,447,750
Soybean futures contracts	939,088	567,962
Sugar futures contracts	1,967,694	(510,451)
Wheat futures contracts	(9,631,400)	(1,997,125)
Total commodity futures contracts	$(16,163,531)	$508,136

Year ended December 31, 2015

Primary Underlying Risk	Realized Loss on Commodity Futures Contracts	Net Change in Unrealized Appreciation or Depreciation on Commodity Futures Contacts
Commodity price
Corn futures contracts	$(8,533,650)	$(5,660,263)
Soybean futures contracts	(1,355,738)	54,526
Sugar futures contracts	(1,279,891)	868,011
Wheat futures contracts	(4,559,863)	(2,640,963)
Total commodity futures contracts	$(15,729,142)	$(7,378,689)

Year ended December 31, 2014

Primary Underlying Risk	Realized (Loss) Gain on Commodity Futures Contracts	Net Change in Unrealized Appreciation or Depreciation on Commodity Futures Contacts
Commodity price
Corn futures contracts	$(11,085,713)	$6,636,500
Natural gas futures contracts	67,650	(84,050)
WTI crude oil futures contracts	(652,430)	(82,450)
Soybean futures contracts	(278,763)	(88,150)
Sugar futures contracts	(131,410)	(320,555)
Wheat futures contracts	(2,486,162)	1,415,175
Total commodity futures contracts	$(14,566,828)	$7,476,470

Note 6 — Capitalization (including debt)

The Sponsor is authorized to issue equity interests in the Sponsor designated as “membership units” which shall constitute “membership interests” and shall initially include Class A units, Class B-1 units and Class B-2 units. Class A Units are granted the right to vote on all matters regarding management and members. The voting rights granted to Class B units are limited to matters requiring a majority vote of Class A units, including but not limited to, dissolution.

Ownership or “membership” interests in the Sponsor are owned by persons referred to as “members.”  The Sponsor currently has three voting or “Class A” members – Mr. Sal Gilbertie, Mr. Dale Riker and Mr. Carl N. Miller III – and a small number of non-voting or “Class B” members who have provided working capital to the Sponsor.  Messrs. Gilbertie and Riker each currently own 45% of the Sponsor’s Class A membership interests.

The members (acting by a majority vote of the Class A members) are authorized, by resolution or resolutions, to create and to issue, on behalf of the Sponsor, different classes, groups or series of membership units and to fix for each such class, group or series such voting powers (full or limited or no voting powers), and such distinctive designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions as determined by the members (acting by a majority vote of the Class A members) in exchange for contributions of cash or property, the provision of services or such other consideration, as may be determined by the members (acting by a majority vote of the Class A members). Each membership unit of a class of membership units shall be identical in all respects to each other membership unit of such class. All membership units may be issued as fractional units.

For the Sponsor, income is distributed to each shareholder, regardless of class of unit held as follows, unless modified by written agreement by all members:

☐ First, to the extent that losses have been allocated, income will be allocated until the cumulative profits since commencement of operations are equal to the cumulative losses;

☐ Second, in proportion to the percentage interest held.

For the Sponsor, losses are distributed to each shareholder, regardless of class of unit held as follows, unless modified by written agreement by all members:

☐ First, to the extent that profits have been allocated, losses will be allocated first to offset any profits previously allocated

☐ Second, in proportion to the percentage interest held.

In February 2010, the Sponsor issued 100 units of Class B-2 shares to a small number of non-employee individuals representing 7% of the total collective Sponsor membership interests. The Class B-2 shares generally have the same rights as Class B-1 shares; however, in the event of termination, the Class B-2 shares are subordinate to Class B-1 shares regarding any distributions. The Class B-2 shares are redeemable at the sole option of the Sponsor at a predetermined price of $1,000,000 per 1% of collective membership interests represented by the Class B-2 shares.

The Sponsor entered into convertible notes on September 28, 2009 for $225,000, and the note holders had rights to convert for 3% interest of Class B-1 Units in the Company. On October 28, 2009, the note holders converted $225,000, including $50,000 which had not been received by the Sponsor. Due primarily to the short-term nature of the convertible notes, the Sponsor has determined that the bifurcation of the convertible debt would not have had a material impact on the combined financial statements.  In August 2010, the Sponsor received the $50,000 that was previously included in subscription receivable.

During the period from inception (September 1, 2009) through December 31, 2009, GFI Group LLC (“GFI”) contributed $1,500,000 in cash in connection with its interest in the Sponsor through Class B-1 units and an option agreement. The Sponsor granted GFI the right and option to purchase that number of Class B-1 units of the Sponsor representing the Percentage Interest in the Sponsor at the exercise price shown below (the “Option”):

- Percentage Interest subject to Option: Up to 5%.

- Exercise Price: $2,500,000 per each two and one-half percent (2.5%) (the “Incremental Exercise Percentage”)  Percentage Interest, for an aggregate exercise price of $5,000,000.

- The Option shall become vested and exercisable in full as of the date of grant.

- The Option expired and ceased to be exercisable upon the five-year anniversary of the date the option was granted, October 28, 2009.

On June 7, 2010, the Sponsor entered into a debt agreement (the “Loan Agreement”) with GFI. Under the terms of the Loan Agreement, the Sponsor borrowed $800,000 for a one-year term at an annual interest rate of 8.25%. The payment of principal and interest was due at maturity and was subject to optional prepayment by the Sponsor at any time without premium or penalty.  The Loan Agreement was collateralized by substantially all of the current and future assets of the Sponsor.

In connection with the execution of the Loan Agreement, the terms of the Option Agreement were modified to allow GFI to purchase that number of Class B-1 units of the Sponsor representing the Percentage Interest in the Company at the exercise price shown below (the “Modified Option”):

- Percentage Interest subject to the Modified Option:  Up to 5%.

- Exercise Price:  $2,100,000 per each two and one-half percent (2.5%) Incremental Exercise Percentage Interest for an aggregate exercise price of $4,200,000.

The Sponsor determined that modification of the Option Agreement did not change the de minimis value of the Option.

On February 4, 2011, the Sponsor entered into a subsequent agreement with GFI, in which GFI purchased an additional interest in the Sponsor through Class B-1 units. GFI provided cash of $1,156,422 and converted the principal balance of the Sponsor’s $800,000 borrowing and accrued interest through the date of signing of $43,578 as payment for 217.220 Class B-1 units.  GFI received the right to convert $400,000 of their additional investment into a loan, should specific agreement objectives not be achieved by February 4, 2012.  The issuance of the $400,000 loan upon conversion would not result in a decrease in GFI’s ownership interest and would mature eight months following the election to exercise this right. As a result of this conversion right, the Sponsor classified $400,000 of this equity contribution outside permanent members’ equity on the December 31, 2011 combined statement of financial condition. The Sponsor also received an additional equity contribution of $70,000 in exchange for 5.860 Class B-1 units on the same date as the GFI agreement.

On June 21, 2011, the Sponsor entered into an agreement with NMSIC Classic, LLC (“NMSIC”), a Delaware limited liability company, in which NMSIC contributed $1,000,000 in cash in exchange for 91.491 units of Class B-1 shares.

In connection with the contribution by NMSIC, the Sponsor entered into side-letter agreements with both GFI and NMSIC.  Under the terms of the side-letter agreements, the Sponsor granted both GFI and NMSIC the right for the next ten calendar years to redeem their Class B-1 units at a pre-determined value which is based on the assets under management of the Trust.  The redemption amount shall be paid in cash and cash equivalents to the extent the Sponsor has Excess Cash, as defined.  In addition, the Sponsor has a call option to acquire the Class B-1 units of GFI and NMSIC based on a pre-determined calculation for the next ten calendar years.  As a result of the redemption rights granted, the Sponsor classified the interests of GFI and NMSIC totaling $3,000,000, including GFI’s right to convert $400,000 of their additional investment into a loan, outside of permanent members’ equity on the December 31, 2011 combined statements of financial condition.

On February 15, 2012, GFI elected to convert to a loan payable the $400,000 portion of its equity contributed on February 4, 2011 that was subject to the conversion right. This short term debt agreement (“GFI Debt Agreement”) had the loan maturing on August 14, 2013 and carrying an interest rate of 8.25% per annum. The remaining interest of GFI and NMSIC totaling $2,600,000 remained classified outside of permanent members’ equity on the December 31, 2012 combined statements of financial condition.

On July 30, 2013, the Sponsor and GFI entered into an amendment to the GFI Debt Agreement that extended the maturity date to August 14, 2014 and amended the interest rate to 11.00% per annum beginning August 15, 2013.  The Sponsor also agreed to pay all accrued interest through August 14, 2014.

On August 14, 2014, the Sponsor and GFI entered into a second amendment to the GFI Debt Agreement that extended the maturity date to August 14, 2015; the interest rate was maintained at 11.00% per annum.  The Sponsor also agreed to pay $150,000 of the principal and all accrued interest through August 14, 2014.  The balance of the short term debt due to GFI, therefore, is $250,000 and is due, in addition to all accrued interest, on August 14, 2015 unless the agreement is further amended.

On October 28, 2014, the Modified Option that was exercisable by GFI and described above expired without being exercised.

On August 14, 2015, the Sponsor repaid to GFI the $250,000 principal and accrued interest related to the GFI Debt Agreement.

On January 12, 2016, GFI, Jersey Partners, Inc. (“JPI”), New JP Inc. (“New JPI”), Michael A. Gooch, Colin Heffron, and certain subsidiaries of JPI and BGC Partners, Inc. (together with its subsidiaries, “BGC Partners,” or “BGC”) closed on a previously agreed upon merger. This merger provided for the acquisition of JPI by BGC (the “JPI Merger”) as provided for by a merger agreement dated December 22, 2015 (the “Merger Agreement”). Shortly following the completion of the JPI Merger, a subsidiary of BGC merged with and into GFI pursuant to a short-form merger under Delaware law, with GFI continuing as the surviving entity (the “GFI Merger” and, together with the JPI Merger, the “Back-End Mergers”). The Back-End Mergers allowed BGC to acquire the remaining approximately 33 percent of the outstanding shares of GFI common stock that it did not already own. Following the closing of the Back-End Mergers, BGC and its affiliates now own 100 percent of the outstanding shares of GFI’s common stock.  GFI, as an entity, remains as: 1) an equity investor in the Sponsor, 2) registered with the National Futures Association, and 3) a Principal of the Sponsor.

The remaining interest of GFI and NMSIC totaling $2,600,000 remained classified outside of permanent members’ equity on the December 31, 2016 and 2015 combined statements of financial condition.

Note 7 - Related Party Transactions

The Sponsor is responsible for investing the assets of the Funds in accordance with the objectives and policies of each Fund. In addition, the Sponsor arranges for one or more third parties to provide administrative, custodial, accounting, transfer agency and other necessary services to the Trust and the Funds, including services directly attributable to the Trust and the Funds such as accounting, financial reporting, regulatory compliance and trading activities, which the Sponsor elected not to outsource. The Funds, except for TAGS which has no such fee, are contractually obligated to pay a monthly management fee to the Sponsor, based on average daily net assets, at a rate equal to 1.00% per annum.

In addition, the Funds pay for all brokerage fees, taxes and other expenses, including licensing fees for the use of intellectual property, registration or other fees paid to the SEC, the Financial Industry Regulatory Authority (“FINRA”), formerly the National Association of Securities Dealers, or any other regulatory agency in connection with the offer and sale of subsequent Shares, after its initial registration, and all legal, accounting, printing and other expenses associated therewith. The Funds also pay the fees and expenses associated with the Trust’s tax accounting and reporting requirements. Certain aggregate expenses common to all Funds within the Trust are allocated by the Sponsor to the respective funds based on activity drivers deemed most appropriate by the Sponsor for such expenses, including but not limited to relative assets under management and creation and redeem order activity. These aggregate common expenses include, but are not limited to, legal, auditing, accounting and financial reporting, tax-preparation, regulatory compliance, trading activities, and insurance costs, as well as fees paid to the Distributor, which are included in the related line item in the combined statements of operations. A portion of these aggregate common expenses are related to the Sponsor or related parties of principals of the Sponsor; these are necessary services to the Trust and the Funds, which are primarily the cost of performing accounting and financial reporting, regulatory compliance, and trading activities that are directly attributable to the Trust and the Funds. For the years ended December 31, the Funds recognized $1,825,552 in 2016, $1,601,237 in 2015 and $1,365,214 in 2014, respectively, for these services, which are primarily recorded in distribution and marketing fees on the combined statements of operations, of these expenses, $457,658 in 2016, $138,262 in 2015 and $113,224 in 2014 were waived by the Sponsor. All asset-based fees and expenses for the Funds are calculated on the prior day’s net assets.

Note 8 - Subsequent Events

Management has evaluated the December 31, 2016 financial statements for subsequent events through the date that the financial statements were available to be issued and noted no material events requiring either recognition as of December 31, 2016 or disclosure herein for the Sponsor, the Trust or the Funds, other than noted below:

The restricted cash balance held at the Bank of New York Mellon as of the date of the filing was $110,064.